AMENDMENT

         This Amendment (this "Amendment") is entered into as of this 31st day of December, 2001, by and among LaCrosse Footwear, Inc. ("LaCrosse") and Danner Shoe Manufacturing Co., ("Danner") (LaCrosse and Danner collectively referred to as "Borrowers") and General Electric Capital Corporation, a New York corporation ("Agent").

         WHEREAS, pursuant to that certain Credit Agreement dated as of June 15, 2001, by and among Borrowers, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have made Loans to, and incurred Letter of Credit Obligations on behalf of, the Borrowers;

         WHEREAS, Borrowers have entered into a Security Agreement with Agent dated as of June 15, 2001, whereby Borrowers have granted Liens to Agent to secure payment of the obligations (the "Security Agreement");

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in furtherance of the Borrowers' duties to give further assurances to the Agent and Lenders pursuant to the terms of the Credit Agreement and the Security Agreement, the parties hereto agree as follows:

         1.       Defined Terms.

         a. Each definition from Annex A to the Credit Agreement set forth on Schedule A attached hereto is amended and restated in its entirety to read as set forth on Schedule A attached hereto.

         b. The following defined terms are added to Annex A to the Credit Agreement in alphabetical order:

                  "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

                  "Letter-of-Credit Rights" means letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

                  "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Supporting Obligations" means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

                  "Uniform Commercial Code jurisdiction" means any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

         2.       Certain Covenants in the Credit Agreement.

         a. The second and third sentences of Section 3.8 of the Credit Agreement are hereby amended in their entirety to read as follows:

                  All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8), or as otherwise disclosed and reasonably acceptable to the Agent. Except as set forth in Disclosure Schedule (3.8), and subject to transactions permitted under Section 6.5(b), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.

         b. Subsection (b) of the Section 6.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

         (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date and each Borrower may make intercompany loans and advances to the other Borrower to the extent the related indebtedness is permitted under Section 6.3(a)(vi);

         c. Subclause (F) of the proviso in of Section 6.3(a)(vi) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (F) in the case of intercompany Indebtedness, the Borrower advancing such funds shall have Borrowing Availability under its separate Borrowing Base of not less than $1,500,000 after giving effect to such advance;

         d. Subsection (b) of Section 6.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

         (b) make any change to its capital structure as described in Disclosure Schedule (3.8), or as otherwise disclosed and reasonably acceptable to the Agent, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock;

         e. Subclause (ii) of the proviso in subsection (d) of Section 6.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

         (ii) the Borrower making such Restricted Payment shall have Borrowing Availability of at least $1,500,000 after giving effect to such Restricted Payment pursuant to clause (d) above;

         f. Disclosure Schedule (3.8) to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule B attached hereto.

         3. Granting Clause to Security Agreement. Section 2(a) of the Security Agreement is hereby amended and restated to read in its entirety as follows:

         a. To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor's Obligations arising under the cross-guaranty provisions of Section 12 of the Credit Agreement), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

         (i)      all Accounts;

         (ii)     all Chattel Paper;

         (iii)    all Documents;

         (iv) all General Intangibles (including payment intangibles and Software);

         (v)      all Goods (including Inventory, Equipment and Fixtures);

         (vi)     all Instruments;

         (vii)    all Investment Property;

         (viii) all Deposit Accounts, of any Grantor, including all Blocked Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

         (ix)     all money, cash or cash equivalents of any Grantor;

         (x) all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

         (xi)     all commercial tort claims; and

         (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

         4. Notices to Account Debtors and Obligors in Security Agreement.
Section 3(b) of the Security Agreement is amended and restated to read in its entirety as follows:

                  Agent may at any time after an Event of Default has occurred and is continuing, without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Upon the request of Agent during the continuance of an Event of Default, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent's prior written consent.

         5. Payment Intangibles in Security Agreement. Section 3(c) of the Security Agreement is amended as follows: After each reference to "Chattel Paper", the following phrase is added:

         and/or payment intangibles

         6. Power to Transfer in Security Agreement. Section 4(a) of the Security Agreement is amended and restated to read in its entirety as follows:

                  Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

         7. The second sentence of Section 4(c) of the Security Agreement is amended and restated to read in its entirety as follows:

                  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law or pursuant to the Term Intercreditor Agreement, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).

         8. Section 4(d) of the Security Agreement is amended and restated to read in its entirety as follows:

                  Schedule II hereto lists all Instruments and Chattel Paper of each Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on
         Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

         9. Section 4(e) of the Security Agreement is amended and restated to read in its entirety as follows:

                  Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, the location of each Grantor's chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on
         Schedule IIIA and Schedule III-B, respectively, hereto. Each Grantor has only one state of incorporation or organization.

         10. Certain Covenants in Security Agreement. Sections 5(a) through 5(e) of the Security Agreement are hereby amended and restated to read in their entirety as follows:

                  5. COVENANTS. Each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

                  (a) Further Assurances: Pledge of Instruments; Chattel Paper.

                           (i) At any time and from time to time, upon the
                  written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

                           (ii) Upon Agent's written request, each Grantor shall
                  deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.

                           (iii) Each Grantor shall, in accordance with the
                  terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgements of Agent's Liens from bailees having possession of any Grantor's Goods that they hold for the benefit of Agent.

                           (iv) If required by the terms of the Credit Agreement
                  and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

                           (v) In accordance with Annex C to the Credit
                  Agreement, each Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

                           (vi) Each Grantor that is or becomes the beneficiary
                  of a letter of credit (other than letters of credit in an aggregate amount at any given time of not more than $500,000) shall promptly, and in any event within ten (10) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

                           (vii) Each Grantor shall take all steps necessary to
                  grant the Agent control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

                           (viii) Each Grantor hereby irrevocably authorizes the
                  Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and
                  (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                           (ix) Each Grantor shall promptly, and in any event
                  within ten (10) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) in an amount of $500,000 or more acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

                  (b) Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders."

                  (c) Covenants Regarding Patent, Trademark and Copyright Collateral.

                           (i) Grantors shall notify Agent immediately if they
                  know or have reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor's ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                           (ii) In the event that any Grantor, either itself or
                  through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall give Agent prior written notice thereof within 30 days after such filing, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security

                  Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

                           (iii) Grantors shall take all actions necessary or
                  requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

                           (iv) In the event that any of the Patent, Trademark
                  or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with
                  Section 5(a)(ix) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

                  (d) Indemnification. In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any Lender.

                  (e) Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

         11. Limitations on Disposition in Security Agreement. Section 5(g) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

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

                  (g) Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

         12. Additional Covenants in Security Agreement. The following clauses
(j), (k), (l) and (m) are added to Section 5 of the Security Agreement:

                  (j) Good Standing Certificates. Not less frequently than once during each calendar year, each Grantor shall, upon Agent's reasonable written request, provide to Agent a certificate of good standing from its state of incorporation or organization.

                  (k) No Reincorporation. Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent, which consent will not be unreasonably withheld or delayed.

                  (l) Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

                  (m) Authorized Terminations. Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with Section 11.2(e) of the Credit Agreement.

         13. Power of Attorney in Security Agreement. Section 6 of the Security Agreement is amended and restated in its entirety to read as follows:

                  6. AGENT'S APPOINTMENT AS ATTORNEY -IN- FACT.

                  On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent's interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

         14. Remedies in Security Agreement. Section 7 of the Security Agreement is amended and restated in its entirety to read as follows:

                  7. REMEDIES: RIGHTS UPON DEFAULT.

                  (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

                  If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees and other expenses incurred by Agent or any Lender to collect such deficiency.

                  (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                  (c) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature,
         (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

                  (d) Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

         15. Change of Chief Executive Office Location of LaCrosse. The parties acknowledge that, effective January 1, 2002, the location of LaCrosse's chief executive office will change from 1319 St. Andrew Street, LaCrosse, WI 54603 to 18550 NE Riverside Parkway, Portland, OR 97230, and that, effective January 1, 2002, the 1319 St. Andrew Street address shall cease to be a corporate office address of LaCrosse. Agent acknowledges that no additional action by any Credit Party shall be necessary in connection with such changes. Effective January 1, 2002, the address for notices to the Borrower Representative shall be:

                  LaCrosse Footwear, Inc.
                  18550 NE Riverside Parkway
                  Portland, OR  97230
                  Attention:  President
                  Telecopier No.:  (503) 251-1119
                  Telephone No.:  (503) 251-1100

         16. Amendments to Schedules and Power of Attorney in Security Agreement. Attached hereto are Schedule(s) II, IIIA and IIIB reflecting the information required by Section 4(e) of the Security Agreement as amended hereby. Attached as Exhibit A hereto is a revised form Power of Attorney to be executed, notarized and delivered by each Grantor in connection herewith.

         17. Representations And Warranties of Borrower.

         a. The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

         b. Each of the representations and warranties contained in the Credit Agreement and the Security Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

         c. Neither the execution, delivery and performance of this Amendment by each Borrower nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower's certificate or articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof.

         18. Effect on Credit Agreement and Security Agreement. All references in the Loan Documents to the Credit Agreement or the Security Agreement shall be deemed to refer to the Credit Agreement and Security Agreement each as amended hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute an amendment of any provision of the Credit Agreement, the Security Agreement or any other Loan Document, except as specifically set forth herein. This Amendment does not evidence a termination of the granting of the Liens contained in the Security Agreement. The Liens granted pursuant to the Security Agreement as in effect prior to the date hereof shall remain in full force and effect and shall be continuing in all respects.

         19. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrowers agree to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

         20. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

         21. Counterparts. This Amendment may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION, Agent


                                             By:  /s/
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                             LACROSSE FOOTWEAR, INC.
                                             as Grantor


                                             By:  /s/
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                             DANNER SHOE MANUFACTURING CO.,
                                             as Grantor


                                             By:  /s/
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                             THE CIT GROUP/COMMERCIAL SERVICES,
                                             INC.,


                                             By:  /s/
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------










                          [Signature Page to Amendment]

                                   SCHEDULE A


         "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

         "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

         "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

         "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

         "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

         "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

         "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

         "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

         "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                                   SCHEDULE B

                             DISCLOSURE SCHEDULE 3.8
            Ventures, Subsidiaries and Affiliates; Outstanding Stock

Credit Parties

LaCrosse Footwear, Inc.
Danner Shoe Manufacturing Co.

Subsidiaries of Credit Parties

Danner Shoe Manufacturing Co. is a wholly-owned direct subsidiary of LaCrosse Footwear, Inc.

Directors of LaCrosse Footwear, Inc. and Danner Shoe Manufacturing Co. (same for each)

George W. Schneider
Richard A. Rosenthal
Joseph P. Schneider
Craig L. Leipold
Luke E. Sims
Frank J. Uhler, Jr.
John D. Whitcombe

Officers of LaCrosse Footwear, Inc.

-------------------------------- -----------------------------------------------
Name                             Title
-------------------------------- -----------------------------------------------
George W. Schneider              Chairman of the Board
-------------------------------- -----------------------------------------------
Bruce W. Bartelt                 President & COO
                                 LaCrosse/Rainfair Safety Products Division
-------------------------------- -----------------------------------------------
Gary D. Carlson                  Vice President - Information Technology
-------------------------------- -----------------------------------------------
Robert G. Rinehart               Vice President - Product Development
-------------------------------- -----------------------------------------------
Joseph P. Schneider              President & CEO
-------------------------------- -----------------------------------------------
Luke E. Sims                     Assistant Secretary
-------------------------------- -----------------------------------------------
Jeff Gregory                     Assistant Secretary
-------------------------------- -----------------------------------------------
Robert J. Sullivan               Vice President - Finance/CFO
-------------------------------- -----------------------------------------------

Officers of Danner Shoe Manufacturing Co.

-------------------------------- -----------------------------------------------
Name                             Title
-------------------------------- -----------------------------------------------
George W. Schneider              Chairman of the Board
-------------------------------- -----------------------------------------------
Joseph P. Schneider              CEO
-------------------------------- -----------------------------------------------
Lane Tobiassen                   Vice President - Marketing
-------------------------------- -----------------------------------------------
David P. Carlson                 President & COO
-------------------------------- -----------------------------------------------
Julie Schuh                      Vice President - Human Resources
-------------------------------- -----------------------------------------------
Robert J. Sullivan               Vice President
-------------------------------- -----------------------------------------------
Luke E. Sims                     Assistant Secretary
-------------------------------- -----------------------------------------------
Edward C. Weishan                Vice President - Operations
-------------------------------- -----------------------------------------------

Stock Ownership

100% of the outstanding stock of Danner Shoe Manufacturing Co. is owned by LaCrosse Footwear, Inc.

The common stock of LaCrosse Footwear, Inc. was, as of March 3, 2001, owned as described in the following excerpt from LaCrosse's May 24, 2001 Notice of Annual Meeting of Shareholders:

                             "PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 30, 2001 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                                          Shares of                Percent of
                                                        Common Stock              Common Stock
Name of Beneficial Owner                           Beneficially Owned (1)      Beneficially Owned
------------------------                           ----------------------      ------------------

Schneider Family Voting Trust (2).........              2,961,299                  50.4%
George W. Schneider (3)...................              1,439,923(2)               24.5%
Virginia F. Schneider (3).................              1,439,923(2)               24.5%
Firstar Corporation and Firstar Bank,
N.A. (4)..................................                559,689                   9.5%
Joseph P. Schneider.......................                231,304(2)                3.9%
Frank J. Uhler, Jr........................                 70,900(5)                1.2%
Luke E. Sims..............................                 58,000(6)                *
Craig L. Leipold..........................                 36,700                   *
Richard A. Rosenthal......................                 23,750                   *
Robert J. Sullivan........................                 23,400                   *
John D. Whitcombe.........................                  9,000                   *

                                       20

Mark E. Leopold...........................                  3,100                   *
Patrick K. Gantert........................                    250                   *

All directors, nominees and
executive officers as a group
(12 persons)..............................              1,964,337(2)               33.1%
------------------------
* Denotes less than 1%.

I. INCLUDES THE FOLLOWING SHARES SUBJECT TO STOCK OPTIONS WHICH ARE EXERCISABLE WITHIN 60 DAYS OF MARCH 30, 2001: JOSEPH P. SCHNEIDER, 19,400 SHARES; CRAIG L. LEIPOLD, 17,500 SHARES; ROBERT J. SULLIVAN, 22,700 SHARES; AND ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP, 68,050 SHARES.

II. SUBSTANTIALLY ALL OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY GEORGE W. SCHNEIDER, VIRGINIA F. SCHNEIDER AND 12 OTHER MEMBERS (OR AFFILIATED TRUSTS) OF THE SCHNEIDER FAMILY HAVE BEEN DEPOSITED INTO A VOTING TRUST ("VOTING TRUST"), PURSUANT TO WHICH THE FIVE TRUSTEES THEREOF (CURRENTLY, GEORGE W. SCHNEIDER, VIRGINIA F. SCHNEIDER, JOSEPH
         P. SCHNEIDER, STEVEN M. SCHNEIDER AND PATRICK GREENE), ACTING BY MAJORITY ACTION, HAVE SHARED VOTING POWER (SHARED WITH THE BENEFICIARIES OF THE VOTING TRUST) AND SOLE INVESTMENT POWER OVER ALL SUCH SHARES. THE TERMS OF THE VOTING TRUST ARE MORE PARTICULARLY DESCRIBED BELOW UNDER "--VOTING TRUST." SHARES HELD IN THE VOTING TRUST INCLUDE SHARES REPORTED ABOVE AS BENEFICIALLY OWNED BY OTHER NAMED PERSONS AS FOLLOWS: (A) 1,267,005 OF THE SHARES REPORTED AS BENEFICIALLY OWNED BY EACH OF GEORGE W. SCHNEIDER AND VIRGINIA F. SCHNEIDER, AS CO-TRUSTEES OF THE GEORGE W. AND VIRGINIA F. SCHNEIDER TRUST U/A DATED SEPTEMBER 1, 1987, (B) 137,254 OF THE SHARES REPORTED AS BENEFICIALLY OWNED BY JOSEPH P. SCHNEIDER, AND (C) 1,404,259 OF THE SHARES REPORTED AS BENEFICIALLY OWNED BY THE DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE COMPANY AS A GROUP. THE ADDRESS OF THE VOTING TRUST IS 1319 ST. ANDREW STREET, LA CROSSE, WISCONSIN 54603.

III. SHARES OF COMMON STOCK REPORTED AS BENEFICIALLY OWNED BY GEORGE W. SCHNEIDER AND VIRGINIA F. SCHNEIDER INCLUDE (A) 120,919 SHARES WHICH ARE DEPOSITED IN THE GEORGE W. AND VIRGINIA F. SCHNEIDER TRUST U/A DATED SEPTEMBER 1, 1987 OVER WHICH MR. AND MRS. SCHNEIDER, AS CO-TRUSTEES, HAVE SHARED VOTING AND INVESTMENT POWER AND (B) 51,999 SHARES WHICH ARE HELD BY A CHARITABLE FOUNDATION IN WHICH MR. AND MRS. SCHNEIDER ARE TRUSTEES (MR. AND MRS. SCHNEIDER DISCLAIM

         BENEFICIAL OWNERSHIP OF THESE 51,999 SHARES). SEE ALSO FOOTNOTE 2. THE ADDRESS OF GEORGE W. AND VIRGINIA F. SCHNEIDER IS 1319 ST. ANDREW STREET, LA CROSSE, WISCONSIN 54603. THE ADDRESS OF THE GEORGE W. AND VIRGINIA F. SCHNEIDER TRUST U/A DATED SEPTEMBER 1, 1987 IS P.O. BOX 71, REDONDO BEACH, CALIFORNIA 90277.

IV. THE INFORMATION IS BASED ON AMENDMENT NUMBER 3 TO A REPORT ON SCHEDULE 13G, DATED FEBRUARY 8, 2001, FILED BY FIRSTAR CORPORATION ("FIRSTAR") AND ITS SUBSIDIARY, FIRSTAR BANK, N.A., WITH THE SECURITIES AND EXCHANGE COMMISSION. FIRSTAR BANK, N.A. REPORTED BENEFICIAL OWNERSHIP OF ONLY 514,290 SHARES, OR 8.8%. THE ADDRESS OF FIRSTAR IS 777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53202 AND THE ADDRESS OF FIRSTAR BANK, N.A. IS 425 WALNUT STREET, CINCINNATI, OHIO 45202.

V. INCLUDES 58,885 SHARES HELD BY A TRUST IN WHICH MR. UHLER IS ONE OF THE TRUSTEES. MR. UHLER DISCLAIMS BENEFICIAL OWNERSHIP OF THESE 58,885 SHARES.

VI. INCLUDES 18,000 SHARES HELD OF RECORD BY MR. SIMS' WIFE FOR THE BENEFIT OF THEIR THREE CHILDREN.

         Voting Trust

         To help ensure the continuity and stability of the management of the Company, George W. and Virginia F. Schneider and 12 other members of their family, including certain affiliated entities, entered into a voting trust agreement in June 1982. Pursuant to the trust agreement, as amended, all shares of Common Stock held by such individuals and entities were initially deposited into the voting trust created thereunder the (the "Voting Trust"). Each depositor and beneficiary holding Voting Trust certificates issued thereunder (which now includes 12 other members (or affiliated trusts) of the Schneider family) also agreed (with certain limited exceptions) to transfer to the Voting Trust all shares of Common Stock thereafter acquired.

         Under the Voting Trust, the five trustees (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, are vested with the exclusive right to sell, transfer or dispose of the deposited shares and to vote such deposited shares in their discretion on all matters on which such shares are entitled to vote; provided, however, that in the event of a proposed recapitalization, reorganization, merger, consolidation, liquidation, sale of all or substantially all of the assets of the Company or a comparable transaction, in addition t the necessary vote of the trustees, any such action shall also require the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares. The beneficiaries also are entitled to receive all cash dividends or other distributions (other than in capital stock of the Company) declared and paid on the deposited shares.

         The deposited shares may only be withdrawn from the Voting Trust by a beneficiary prior to the expiration or termination of the Voting Trust if the trustees allow such withdrawal; provided, however, that on January 31 of each year (commencing on January 31, 1998) each beneficiary will automatically receive 10,000 shares.

         The Voting Trust continues in effect until April 1, 2005, and thereafter for an additional five-year period if the trustees so elect. Notwithstanding the foregoing, in the event of a reorganization, merger or consolidation in which the Company does not survive, a liquidation of the Company, a sale of all or substantially all of the assets of the Company or sale of all the Common Stock held by the trustees under the Voting Trust, the Voting Trust shall automatically terminate. Additionally, the Voting Trust may be terminated at any time prior to the expiration thereof by the trustees with the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares.

         The Voting Trust also provides that the trustees shall cause the then Chief Executive Officer of the Company to be elected as a director of the company and shall not allow the number of directors of the Company who are members of the Schneider family to exceed a majority of the directors, less one. Additionally, the trustees, subject to certain exceptions, may correct defects and omissions in the underlying trust agreement and make other amendments or modifications thereto as in their judgment may be necessary or appropriate to effectively carry out the trust agreement. The trustees are not entitled to receive any remuneration for serving as such under the Voting Trust."

The common stock of LaCrosse Footwear, Inc. is publicly traded, and ownership accordingly varies as the stock is traded.

Outstanding Rights to Purchase, Options, Warrants or Similar Rights

         The following employee and director compensation plans provide for the issuance of up to the indicated number of shares of common stock of LaCrosse Footwear, Inc.: 1993 Employee Stock Incentive Plan - 250,000 shares; 1997 Employee Stock Incentive Plan - 300,000 shares; 2001 Stock Incentive Plan - 300,000 shares; and 2001 Non-Employee Directors Stock Option Plan - 100,000 shares. Shares or options to purchase shares may from time to time be issued or granted by LaCrosse Footwear, Inc. in accordance with those plans. Pursuant to the 2001 Non-Employee Directors Stock Option Plan, options were granted to each non-employee director of LaCrosse Footwear, Inc. on the first business day of January 2001 and will be granted on the first business day of each January during the term of the plan. In addition, the following table indicates stock options outstanding as of December 31, 2001 under the 1993 and 1997 plans:
[table omitted]

                                   SCHEDULE II
                                       to
                               SECURITY AGREEMENT


                                   INSTRUMENTS
                                       AND
                                  CHATTEL PAPER

1. $12,677,859 Promissory Note from Danner Shoe Manufacturing Co., dated as of January 1, 1998 to LaCrosse Footwear, Inc.

2. Subordinated Demand Promissory Note dated as of June 15, 2001, from Danner Shoe Manufacturing Co. to LaCrosse Footwear, Inc.

3. Subordinated Demand Promissory Note dated as of June 15, 2001, from LaCrosse Footwear, Inc. to Danner Shoe Manufacturing Co.

Chattel Paper:
-------------

None

                                  SCHEDULE IIIA
                                       to
                               SECURITY AGREEMENT


                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                    AND RECORDS CONCERNING [XYZ]'S COLLATERAL

I.       LaCrosse's official name:  LaCrosse Footwear, Inc.

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Corporation

III. Organizational identification number issued by LaCrosse's state of incorporation or organization: 1I03924

IV.      State of Incorporation or Organization of LaCrosse: Wisconsin

V.       Chief Executive Office and principal place of business of LaCrosse:

         Prior to January 1, 2002: 1319 St. Andrew Street, LaCrosse, WI 54603 On and after January 1, 2002: 18550 NE Riverside Parkway, Portland, OR 97230

VI.      Corporate Offices of LaCrosse:

         Prior to January 1, 2002: 1319 St. Andrew Street, LaCrosse, WI 54603 and 3600 South Memorial Drive, Racine, WI 53403 On and after January 1, 2002: 18550 NE Riverside Parkway, Portland, OR 97230 and 3600 South Memorial Drive, Racine, WI 53403

VII.     Warehouses:

         1407 St Andrew St.
         La Crosse, Wisconsin  54603

         1319 St Andrew St
         La Crosse, Wisconsin  54603

         1629 Caledonia St
         La Crosse, Wisconsin  54603

         3600 South Memorial Drive
         Racine, Wisconsin  53403

         815 8th St
         Racine, Wisconsin  53403

         401 Washington Street
         Claremont, New Hampshire  03743


VIII.    Other Premises at which Collateral is Stored or Located:

         1320 St Andrew St
         LaCrosse, Wisconsin  54603

         401 Washington Street
         Claremont, New Hampshire  03743

         7700 - 120 Avenue
         Kenosha, Wisconsin  53142

         1010 Wood Avenue
         Hillsboro, Wisconsin  54634

         Hwy 33 80-82
         Hillsboro, Wisconsin  54634

IX.      Locations of Records Concerning Collateral:

         1319 and 1407 St. Andrew Street, LaCrosse, WI 54603, 3600 South Memorial Drive, Racine, WI 53403, 401 Washington Street, Claremont, NH 03743 and 18550 NE Riverside Parkway, Portland, OR 97230

                                  SCHEDULE IIIB
                                       to
                               SECURITY AGREEMENT


                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                   AND RECORDS CONCERNING DANNER'S COLLATERAL

I.       Danner's official name:  Danner Shoe Manufacturing Co.

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Corporation

III. Organizational identification number issued by Danner's state of incorporation or organization: R027030

IV.      State or Incorporation or Organization of Danner: Wisconsin

V. Chief Executive Office and principal place of business of Danner: 18550 NE Riverside Parkway, Portland, OR 97230

VI.      Corporate Offices of Danner: 18550 NE Riverside Parkway, Portland, OR
         97230

VII.     Warehouses: 18550 NE Riverside Parkway, Portland, OR 97230

VIII.    Other Premises at which Collateral is Stored or Located:

         12722 N.E. Airport Way, Portland, OR  97230

IX.      Locations of Records Concerning Collateral:

         18550 NE Riverside Parkway, Portland, OR 97230 and 12722 N.E. Airport Way, Portland, OR 97230

                                    EXHIBIT A


                                POWER OF ATTORNEY

         This Power of Attorney is executed and delivered by ________________ ___________, a _____________________ corporation ("Grantor") to General Electric
Capital Corporation, a New York corporation (hereinafter referred to as "Attorney"), as Agent for the benefit of Agent and Lenders, under a Credit Agreement and a Security Agreement, both dated as of __________________, and other related documents (the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney' s written consent.

         Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;
(d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and
(5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor's signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this _____________ day of ______________________.


                                                          [GRANTOR]
                                                --------------------------------


                                                By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------


                            NOTARY PUBLIC CERTIFICATE

         On this _____ day of ______________, 200_, [officer's name] who is personally known to me appeared before me in his/her capacity as the [title] of [Grantor] ("Grantor") and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.



                                                --------------------------------
                                                Notary Public